Exhibit 10.6




                               [GRAPHIC OMITED]



                               [GRAPHIC OMITED]

     TERM LOAN AND SECURITY AGREEMENT

TERM LOAN AND SECURITY AGREEMENT dated as of December 19, 2007, between ORBIT INTERNATIONAL CORP., a corporation organized and existing under the laws of the State of Delaware having its principal office at 80 Cabot Court, Hauppauge, NY 11788 ("Customer"), and MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC., a corporation organized and existing under the laws of the State of Delaware having its principal office at 222 North LaSalle Street, Chicago, IL 60601 ("MLBFS").

In consideration of the mutual covenants of the parties hereto, Customer and MLBFS hereby agree as follows:

                             ARTICLE I. DEFINITIONS

1.1  SPECIFIC  TERMS.  In  addition  to  terms  defined  elsewhere  in this Loan
Agreement, when used herein the following terms shall have the following meanings:

"Acquisition Closing Conditions" shall mean the delivery of a certificate of the Customer, dated the Closing Date and signed by a Financial Officer of the Customer (i) certifying that (a) the ICS Acquisition has been consummated in escrow, pursuant to the Escrow Agreement, (b) the total consideration paid in connection with the acquisition of the shares was not more than $7,300,000, (c) no party to any of the ICS Acquisition Agreements has waived the fulfillment of any material condition precedent set forth therein to the consummation of the acquisition, no party has failed to perform any of its material obligations thereunder or under any instrument or document executed and delivered in connection therewith, and nothing has come to the attention of the Customer that would cause it to believe that any of the representations or warranties of ICS contained in the signed ICS Acquisition Agreements was false or misleading in any material respect when made, (d) neither the execution and delivery of the ICS Acquisition Agreements, nor the performance of the Customer's obligations thereunder, will violate any provision of law or will conflict with or result in a breach of, or create (with or without the giving of notice or lapse of time, or both) a default under, any material agreement to which the Customer is a party or by which it is bound or any of its assets is affected and (e) upon the satisfaction of the Escrow Conditions, the Customer will have acquired by virtue of the consummation of the acquisition and will have good and marketable title to all of the capital stock of ICS pursuant to the ICS Acquisition Documents, free and clear of any Lien, except (1) for Permitted Liens and (2) for the liens created and granted by the Loan Documents, and (f) after giving effect to the acquisition, there is no litigation or administrative proceeding, or regulatory development, that could reasonably be expected to have a material adverse effect on (1) the business, assets, operations, condition (financial or otherwise) or material agreements of the Consolidated Entities, (2) the ability of any Consolidated Entity to perform any of its obligations under any Loan Document,
(3) the rights of or benefits available to MLBFS under any Loan Document or (4) the ability of any party to the ICS Acquisition Agreement to perform any of its obligations under the signed ICS Acquisition Agreement, and (ii) attaching a true, complete and correct copy of the ICS Acquisition Agreement.

"Anti-Terrorism and Anti-Money Laundering Laws" shall mean (a) all applicable laws, regulations, executive orders and government guidance on the prevention and detection of money laundering (including 18 U.S.C. 1956 and 1957), drug trafficking, terrorist-related activities, or financial or other fraud; (b) the Bank Secrecy Act (31 U.S.C. 5311 et seq. and 12 U.S.C. 1818(s), 1829(b) and 1951-1959) and its implementing regulations, and (c) all regulations and any other requirements of any governmental authority (including, without limitation, the United States Department of the Treasury Office of Foreign Assets Control) addressing, relating to, or attempting to eliminate drug trafficking, terrorist acts and acts of war.

"Applicable Margin" shall mean, at all times during the applicable periods set forth below the percentage set forth below under the heading "Applicable Margin" and adjacent to such period:
                          PERIOD     APPLICABLE MARGIN
                          ------     -----------------
  WHEN THE TOTAL FUNDED DEBT TO EBITDA RATIO IS GREATER THAN OR EQUAL TO     AND
  ----------------------------------------------------------------------     ---
                                    LESS THAN
                                    ---------
                            2.50:1.00          1.75%
                            ---------          -----
                        1.75:1.00     2.50:1.00     1.50%
                        ---------     ---------     -----
                        1.25:1.00     1.75:1.00     1.25%
                        ---------     ---------     -----
                                 1.25:1.00     1.00%
                                 ---------     -----

Changes in the Applicable Margin resulting from a change in the Total Funded Debt to EBITDA Ratio shall be based upon the certificate most recently delivered under Section 3.2(a) and shall become effective five (5) Business Days after the date such certificate is delivered to MLBFS. Notwithstanding anything to the contrary in this definition, (i) if Customer shall fail to deliver to MLBFS such a certificate on or prior to any date required hereby, the Total Funded Debt to EBITDA Ratio shall be deemed to be greater than 2.50:1.00 from and including such date to the date that is five (5) Business Days after the date of delivery to MLBFS of such certificate and (ii) during the period commencing on the Closing Date and ending on the date that the certificate to be delivered under
Section 3.2(a) for the fiscal year ending December 31, 2007 is delivered to MLBFS, the Applicable Margin shall be 1.50%.

"Bankruptcy Event" shall mean any of the following: (i) a proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, liquidation, winding up or receivership law or statute shall be commenced, filed or consented to by any Credit Party; or (ii) any such proceeding shall be filed against any Credit Party and shall not be dismissed or withdrawn within sixty
(60) days after filing; or (iii) any Credit Party shall make a general assignment for the benefit of creditors; or (iv) any Credit Party shall generally fail to pay or admit in writing its inability to pay its debts as they become due; or (v) any Credit Party shall be adjudicated a bankrupt or insolvent; or (vi) any Credit Party shall take advantage of any other law or procedure for the relief of debtors or shall take any action for the purpose of or with a view towards effecting any of the foregoing; or (vii) a receiver, trustee, custodian, fiscal agent or similar official for any Credit Party or for any substantial part of any of their respective property or assets shall be sought by such Credit Party or appointed.
"Business Day" shall mean any day other than a Saturday, Sunday, federal holiday or other day on which the New York Stock Exchange is regularly closed. "Business Guarantor" shall mean every Guarantor that is not a natural person. "Certificate of Compliance" shall mean, as applicable, that duly executed certificate, substantially the same form as Exhibit B attached hereto to the extent such certificate shall be applicable, of the president, chief financial officer or chief executive officer of Customer, certifying as to the matters set forth in such certificate.
"Closing Date" shall mean the date upon which all conditions precedent to MLBFS' obligation to make the Loan shall have been met to the satisfaction of MLBFS. "Collateral" shall mean all Accounts, Chattel Paper, Contract Rights, Inventory, Equipment, Fixtures, General Intangibles, Deposit Accounts, Documents, Instruments, Investment Property and Financial Assets of Customer, howsoever arising, whether now owned or existing or hereafter acquired or arising, and wherever located; together with all parts thereof (including spare parts), all accessories and accessions thereto, all books and records (including computer records) directly related thereto, all proceeds thereof (including, without limitation, proceeds in the form of Accounts and insurance proceeds), and the additional collateral described in Section 3.6 (b) hereof.
"Commitment  Expiration  Date"  shall  mean  January  31,  2008.
"Commitment Fee" shall mean a fee of $31,500.00 due to MLBFS in connection with this Loan Agreement.
"Consolidated Entities" shall mean Customer, Behlman Electronics, Inc., Orbit Instrument of California, Inc., TDL Manufacturing, Inc., Tulip Development Laboratory, Inc. and ICS.
"Credit Party" and "Credit Parties" shall mean, individually or collectively, the Customer, all Guarantors, and all Pledgors.
"Default" shall mean either an "Event of Default" as defined in Section 3.5 hereof, or an event which with the giving of notice, passage of time, or both, would constitute such an Event of Default.
"Default Rate" shall mean an annual interest rate equal to the lesser of: (i) two percentage points over the Interest Rate; or (ii) the highest interest rate allowed by applicable law.
"Escrow  Agent"  shall  mean  Phillips  Nizer  LLP.
"Escrow Agreement" shall mean the Escrow Agreement dated the Closing Date among ICS, Customer, Kenneth J. Ice, Michael R. Rhody and Julie A. McDearman and Phillps Nizer LLP, as Escrow Agent.
 "Escrow Conditions" shall mean the "Condition" in the Escrow Agreement. "Event of Loss" shall mean the occurrence whereby any tangible Collateral is damaged beyond repair, lost, totally destroyed or confiscated.
"GAAP" shall mean the generally accepted accounting principles in effect in the United States of America from time to time.
"General Funding Conditions" shall mean each of the following conditions to each loan or advance by MLBFS hereunder: (i) no Default or Event of Default shall have occurred and be continuing or would result from the making of any such loan or advance hereunder by MLBFS; (ii) there shall not have occurred and be continuing any material adverse change in the business or financial condition of any Credit Party since December 31, 2006; (iii) all representations and warranties of all of the Credit Parties herein or in any of the Loan Documents shall then be true and correct in all material respects; (iv) MLBFS shall have received this Loan Agreement and all of the other Loan Documents, duly executed and filed or recorded where applicable, all of which shall be in form and substance satisfactory to MLBFS; (v) the Commitment Fee and other amounts due and payable to MLBFS under the Loan Documents on or prior to the date hereof, including reimbursement or payment of the reasonable fees and disbursements of counsel to MLBFS; (vi) MLBFS shall have received, as and to the extent applicable, copies of invoices, bills of sale, loan payoff letters and/or other evidence satisfactory to it that the proceeds of the Loan will satisfy the Loan Purpose; (vii) MLBFS shall have received evidence satisfactory to it as to the ownership of the Collateral and the perfection and priority of MLBFS' liens and security interests thereon, as well as the ownership of and the perfection and priority of MLBFS' liens and security interests on any other collateral for the Obligations furnished pursuant to any of the Loan Documents; (viii) MLBFS shall have received evidence satisfactory to it of the insurance required hereby or by any of the Loan Documents; (ix) Customer shall have entered into an amendment to the WCMA Loan and Security Agreement dated January 28, 2003 (Loan No. 885-07587) (the "Orbit WCMA"), and an amendment to the Term Loan and Security Agreement dated June 5, 2007 (Loan No. 912914027) and an amendment to the Term Loan and Security Agreement dated April 4, 2005 (Loan No. 912870864) with MLBFS and the conditions to the effectiveness thereof shall have been fulfilled to the satisfaction of MLBFS, (x) ICS shall have entered into a WCMA Loan and Security Agreement with MLBFS, dated as of December 31, 2007 and shall be in a form and substance satisfactory to MLBFS (the "ICS WCMA"), (xi) the Guarantors shall have confirmed their respective obligations under their Guaranties and Security Agreements in form and substance satisfactory to MLBFS (xii) shall have satisfied the Acquisition Closing Conditions, and (xiv) any additional conditions specified in the "Term Loan Approval" letter executed by MLBFS with respect to the transactions contemplated hereby shall have been met to the satisfaction of MLBFS.
"Guarantor" shall mean each Person obligated under a guaranty, endorsement or other undertaking by which such Person guarantees or assumes responsibility in any capacity for the payment or performance of any of the Obligations. "ICS" shall mean Integrated Consulting Services, Inc., a Kentucky corporation and wholly-owned subsidiary of Customer.
"ICS Acquisition" shall mean the purchase by Customer of all of the issued and outstanding capital stock of ICS pursuant to the ICS Acquisition Agreement. "ICS Acquisition Agreement" shall mean the Stock Purchase Agreement dated as of December 19, 2007 by and among Customer, as Buyer, ICS and the respective shareholders of ICS, as the Sellers, together with all schedules and exhibits thereto and all instruments, documents and agreements delivered in connection therewith.
"Loan" shall mean a sixty-month term installment loan in an amount equal to $4,500,000.
"Loan Agreement" shall mean this agreement as titled in the initial paragraph hereof and shall specifically include that number to be designated by MLBFS as the Customer's "Loan No" in reference to this Loan Agreement, and which number and designation MLBFS shall provide to Customer upon the initial invoice generated by MLBFS. At all times thereafter, such numerical loan number shall be included and be deemed to be a part of the title of this Loan Agreement. "Loan Documents" shall mean this Loan Agreement, any indenture, any guaranty of any of the Obligations and all other security and other instruments, assignments, certificates, certifications and agreements of any kind relating to any of the Obligations, whether obtained, authorized, authenticated, executed, sent or received concurrently with or subsequent to this Loan Agreement, or which evidence the creation, guaranty or collateralization of any of the Obligations or the granting or perfection of liens or security interests upon any Collateral or any other collateral for the Obligations, including any modifications, amendments or restatements of the foregoing.
"Loan Purpose" shall mean the purpose for which the proceeds of the Loan will be used; to wit: to finance the ICS Acquisition.
"Location of Tangible Collateral" shall mean the address of Customer set forth at the beginning of this Loan Agreement, together with any other address or addresses set forth on an exhibit hereto as being a Location of Tangible Collateral.
"Obligations" shall mean all liabilities, indebtedness and obligations of Customer to MLBFS, howsoever created, arising or evidenced, whether now existing or hereafter arising, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary or joint or several, and, without limiting the generality of the foregoing, shall include principal, accrued interest (including without limitation interest accruing after the filing of any petition in bankruptcy), all advances made by or on behalf of MLBFS under the Loan Documents, collection and other costs and expenses incurred by or on behalf of MLBFS, whether incurred before or after judgment, and all present and future liabilities, indebtedness and obligations of Customer under the Note and the Loan Documents.
"Permitted Liens" shall mean with respect to the Collateral: (i) liens for current taxes not yet due and payable, other non-consensual liens arising in the ordinary course of business for sums not due, and, if MLBFS' rights to and interest in the Collateral are not materially and adversely affected thereby, any such liens for taxes or other non-consensual liens arising in the ordinary course of business being contested in good faith by appropriate proceedings;
(ii) liens in favor of MLBFS; (iii) liens which will be discharged with the proceeds of the Loan; and (iv) any other liens expressly permitted in writing by MLBFS.
"Person" shall mean any natural person and any corporation, partnership (general, limited or otherwise), limited liability company, trust, association, joint venture, governmental body or agency or other entity having legal status of any kind.
"Pledgor" shall mean each Person who at any time provides collateral, or otherwise now or hereinafter agrees to grants MLBFS a security interest in any assets as security for Customer's Obligations.
"Term  Loan  Agreements"  shall  mean,  collectively, the Term Loan and Security
Agreement dated as of April 4, 2005 between Customer and MLBFS (Loan No. 912870864), the Term Loan and Security Agreement dated as of June 5, 2007 between Customer and MLBFS (No. 912914027) and the Loan Agreement, as each may be amended, restated, supplemented or modified from time to time.
"UCC" shall mean the Uniform Commercial Code of Illinois as in effect in Illinois from time to time.
1.2 OTHER TERMS. Except as otherwise defined herein, all terms used in this Loan Agreement which are defined in the UCC shall have the meanings set forth in the UCC; and (iii) accounting terms not defined herein shall have the meaning ascribed to them in GAAP.

1.3 UCC FILING. Customer hereby authorizes MLBFS to file a record or records (as defined or otherwise specified under the UCC), including, without limitation, financing statements, in all jurisdictions and with all filing offices as MLBFS may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to MLBFS herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as MLBFS may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the MLBFS herein.

                              ARTICLE II. THE LOAN

2.1 COMMITMENT. Subject to the terms and conditions hereof, MLBFS hereby agrees to make the Loan to Customer for the Loan Purpose, and Customer agrees to borrow all amounts borrowed to satisfy the Loan Purpose from MLBFS. The entire proceeds of the Loan shall be disbursed on the Closing Date as directed by Customer in a Closing Certificate to be executed by Customer and delivered to MLBFS prior to the Closing Date.

2.2 NOTE. The Loan will be evidenced by and repayable in accordance with that certain Collateral Installment Note made by Customer payable to the order of MLBFS and issued pursuant to this Loan Agreement (the "Note"). The Note is hereby incorporated as a part hereof as if fully set forth herein.

2.3 CONDITIONS OF MLBFS' OBLIGATION. The Closing Date and MLBFS' obligation to make the Loan on the Closing Date are subject to the prior fulfillment of each of the following conditions: (a) MLBFS shall have received a written request from Customer that the Loan be funded in accordance with the terms hereof, together with a written direction from Customer as to the method of payment and payee(s) of the proceeds of the Loan, which request and direction shall have been received by MLBFS not less than two Business Days prior to any requested funding date; (b) the Commitment Expiration Date shall not then have occurred; and (c) each of the General Funding Conditions shall then have been met or satisfied to the reasonable satisfaction of MLBFS.

2.4 USE OF LOAN PROCEEDS. The proceeds of the Loan shall be used by Customer solely for a Loan Purpose, or, with the prior written consent of MLBFS, for other lawful business purposes of Customer not prohibited hereby. CUSTOMER AGREES THAT UNDER NO CIRCUMSTANCES WILL THE PROCEEDS OF THE LOAN BE USED: (A) FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OF ANY PERSON WHATSOEVER, OR (B) TO PURCHASE, CARRY OR TRADE IN SECURITIES, OR REPAY DEBT INCURRED TO PURCHASE, CARRY OR TRADE IN SECURITIES, OR (C) UNLESS OTHERWISE CONSENTED TO IN WRITING BY MLBFS, TO PAY ANY AMOUNT TO MERRILL LYNCH AND CO., INC. OR ANY OF ITS SUBSIDIARIES, OTHER THAN MERRILL LYNCH BANK USA, MERRILL LYNCH BANK & TRUST CO. OR ANY SUBSIDIARY OF EITHER OF THEM (INCLUDING MLBFS AND MERRILL LYNCH CREDIT CORPORATION).

2.5 COMMITMENT FEE. In consideration of the agreement by MLBFS to extend the Loan to Customer in accordance with and subject to the terms hereof, Customer has paid or shall, on or before the Closing Date pay, the Commitment Fee to MLBFS. Customer acknowledges and agrees that the Commitment Fee has been fully earned by MLBFS, and that it will not under any circumstances be refundable.

2.6 PREPAYMENTS. In the event and on each occasion that any net proceeds are received by or on behalf of Customer or any Consolidated Entity in respect of any of the following: (i) the disposition of any or all of the fixed assets of any Consolidated Entity, whether by sale, lease, transfer or otherwise (but excluding damage, destruction, loss or condemnation), other than in the ordinary course of business; (ii) any equity issuance by Customer or any Consolidated Entity, or (iii) the incurrence by Customer or any of the Consolidated Entities of any indebtedness not permitted to be incurred by any Loan Document, then, immediately after such net proceeds are received, Customer shall prepay pro rata the Loan and the term loans outstanding under the other Term Loan Agreements in an amount equal to such net proceeds.

                         ARTICLE III. GENERAL PROVISIONS

3.1  REPRESENTATIONS  AND  WARRANTIES

Customer  represents  and  warrants  to  MLBFS  that:

(A) COMPLIANCE WITH ANTI-TERRORISM, EMBARGO, SANCTIONS AND ANTI-MONEY LAUNDERING LAWS. Without limiting the generality of any other provision in this Loan Agreement: (i) each Credit Party has taken all reasonable measures, in accordance with all applicable Anti-Terrorism and Anti-Money Laundering Laws with respect to each holder of a direct or indirect interest in such Credit Party, to assure that funds invested by such holders in the Credit Parties are derived from legal sources; (ii) to Customer's knowledge after making due inquiry, neither any of the Credit Parties nor any holder of a direct or indirect interest in the Credit Parties: (a) is under investigation by any governmental authority for, or has ever been charged with, or convicted of, any violation of any Anti-Terrorism and Anti-Money Laundering Laws or any other criminal activity, (b) has been assessed civil penalties under any Anti-Terrorism and Anti-Money Laundering Laws, (c) has had any of its funds seized or forfeited in an action under any Anti-Terrorism and Anti-Money Laundering Laws or (d) is a Person with whom a citizen of the United States is prohibited to engage in transactions pursuant to any Anti-Terrorism and Anti-Money Laundering Laws; (iii) each Credit Party has taken reasonable steps, consistent with industry practice for comparable organizations and in any event as required by law, to ensure that such Credit Parties are and shall be in compliance with all Anti-Terrorism and Anti-Money Laundering Laws; provided
                                                                        --------
however,  Sections  (i) and (ii) of this provision shall not apply to the extent
   ----
that such Person's interest is in or through an entity whose securities are traded on a national securities exchange.
(B) ORGANIZATION AND EXISTENCE. Customer is a corporation, duly organized and validly existing in good standing under the laws of the State of Delaware and is qualified to do business and in good standing in each other state where the nature of its business or the property owned by it make such qualification necessary; and, where applicable, each Business Guarantor is duly organized, validly existing and in good standing under the laws of the state of its formation and is qualified to do business and in good standing in each other state where the nature of its business or the property owned by it make such qualification necessary.
(C) EXECUTION, DELIVERY AND PERFORMANCE. Each Credit Party has the requisite power and authority to enter into and perform the Loan Documents. The Customer holds all necessary permits, licenses, certificates of occupancy and other governmental authorizations and approvals required in order to own or operate the Customer's business. The execution, delivery and performance by Customer of this Loan Agreement and by each of the other Credit Parties of such of the other Loan Documents to which it is a party: (i) have been duly authorized by all requisite action, (ii) do not and will not violate or conflict with any law, order or other governmental requirement, or any of the agreements, instruments or documents which formed or govern any of the Credit Parties, and (iii) do not and will not breach or violate any of the provisions of, and will not result in a default by any of the Credit Parties under, any other agreement, instrument or document to which it is a party or is subject.
(D) NOTICES AND APPROVALS. Except as may have been given or obtained, no notice to or consent or approval of any governmental body or authority or other third party whatsoever (including, without limitation, any other creditor) is required in connection with the execution, delivery or performance by any Credit Party of such of this Loan Agreement, the Note and the other Loan Documents to which it is a party.
(E) ENFORCEABILITY. The Loan Documents to which any Credit Party is a party are the respective legal, valid and binding obligations of such Credit Party, enforceable against it or them, as the case may be, in accordance with their respective terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally or by general principles of equity.
(F) COLLATERAL. Except for priorities afforded to any Permitted Liens: (i) Customer has good and marketable title to the Collateral, (ii) none of the Collateral is subject to any lien, encumbrance or security interest, and (iii) upon the filing of all Uniform Commercial Code financing statements authenticated or otherwise authorized by Customer with respect to the Collateral in the appropriate jurisdiction(s) and/or the completion of any other action required by applicable law to perfect its liens and security interests, MLBFS will have valid and perfected first liens and security interests upon all of the Collateral.
(G) FINANCIAL STATEMENTS. Except as expressly set forth in Customer's or any Business Guarantor's financial statements, all financial statements of Customer and each Business Guarantor furnished to MLBFS have been prepared in conformity with generally accepted accounting principles, consistently applied, are true and correct in all material respects, and fairly present the financial condition of it as at such dates and the results of its operations for the periods then ended (subject, in the case of interim unaudited financial statements, to normal year-end adjustments); and since the most recent date covered by such financial statements, there has been no material adverse change in any such financial condition or operation. All financial statements furnished to MLBFS of any Guarantor other than a Business Guarantor are true and correct in all material respects and fairly represent such Guarantor's financial condition as of the date of such financial statements, and since the most recent date of such financial statements, there has been no material adverse change in such financial condition.
(H) LITIGATION; COMPLIANCE WITH ALL LAWS. No litigation, arbitration, administrative or governmental proceedings are pending or, to the knowledge of Customer, threatened against any Credit Party, which would, if adversely determined, materially and adversely affect (i) such Credit Party's interest in the Collateral or the liens and security interests of MLBFS hereunder or under any of the Loan Documents, or (ii) the financial condition of such Credit Party or its continued operations. Each Credit Party is in compliance in all material respects with all laws, regulations, requirements and approvals applicable to such Credit Party.
(I) TAX RETURNS. All federal, state and local tax returns, reports and statements required to be filed by any Credit Party have been filed with the appropriate governmental agencies and all taxes due and payable by any Credit Party have been timely paid (except to the extent that any such failure to file or pay will not materially and adversely affect (i) either the liens and security interests of MLBFS hereunder or under any of the Loan Documents, (ii) the financial condition of any Credit Party, or (iii) its continued operations) unless such taxes are being actively contested in good faith, and there are adequate reserves to timely pay any such taxes determined to be owed.
(J) COLLATERAL LOCATION. All of the tangible Collateral is located at a Location of Tangible Collateral.
(K) NO DEFAULT. No "Default" or "Event of Default" (each as defined in this Loan Agreement or any of the other Loan Documents) has occurred and is continuing.
(L) NO OUTSIDE BROKER. Except for employees of MLBFS, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") or one of their affiliates, Customer has not in connection with the transactions contemplated hereby directly or indirectly engaged or dealt with, and was not introduced or referred to MLBFS by, any broker or other loan arranger.
Each of the foregoing representations and warranties: (i) has been and will be relied upon as an inducement to MLBFS to make the Loan, and (ii) is continuing and shall be deemed remade by Customer on the Closing Date.

3.2  FINANCIAL  AND  OTHER  INFORMATION

(a) Customer shall furnish or cause to be furnished to MLBFS during the term of this Loan Agreement all of the following:

(i) CERTIFICATE OF COMPLIANCE. Within 45 days after the close of each fiscal quarter of Customer, a Certificate of Compliance, duly executed by an authorized officer of Customer, in the form of Exhibit B attached hereto, or such other form as reasonably required by MLBFS from time to time;
(ii) A/R AGINGS. Within 15 days after the close of each fiscal month of Customer, a copy of the Accounts Receivable Aging of the Consolidated Entities as of the end of such fiscal month;
(iii) BACKLOG REPORTS. Within 45 days after the close of each fiscal quarter of Customer, a copy of the Sales Backlog Report of the Consolidated Entities as of the end of such fiscal quarter;
(iv) SEC REPORTS. Customer shall furnish or cause to be furnished to MLBFS not later than 10 days after the date of filing with the Securities and Exchange Commission ("SEC"), a copy of each 10-K, 10-Q and other report required to be filed with the SEC during the term hereof by the Consolidated Entities;
(v) PROJECTIONS. Not earlier than thirty (30) days prior to the beginning of each fiscal year of Customer, financial projections of Customer and the Consolidated Entities on a consolidated basis, including cash flow, balance sheet and income statements, on a quarterly basis for such fiscal year and on an annual basis for the immediately succeeding two (2) fiscal years, all in reasonable detail, in form satisfactory to MLBFS, and certified by the chief financial officer of Customer as Customer's good faith projections of the matters contained therein; and
(vi) OTHER INFORMATION. Such other information as MLBFS may from time to time reasonably request relating to Customer, any Credit Party or the Collateral.
(b) GENERAL AGREEMENTS WITH RESPECT TO FINANCIAL INFORMATION. Customer agrees that except as otherwise specified herein or otherwise agreed to in writing by MLBFS: (i) all annual financial statements required to be furnished by Customer to MLBFS hereunder will be prepared by either the current independent accountants for Customer or other independent accountants reasonably acceptable to MLBFS, and (ii) all other financial information required to be furnished by Customer to MLBFS hereunder will be certified as correct in all material respects by the party who has prepared such information, and, in the case of internally prepared information with respect to Customer or any Business Guarantor, certified as correct by their respective chief financial officer.
3.3  OTHER  COVENANTS
Customer further covenant s and agrees during the term of this Loan Agreement that:

(a)     COMPLIANCE  WITH  ANTI-TERRORISM,  EMBARGO,  SANCTIONS  AND  ANTI-MONEY
LAUNDERING  LAWS.   Each  Credit Party (i) shall take all reasonable measures in accordance with all applicable Anti-Terrorism and Anti-Money Laundering Laws with respect to each holder of a direct or indirect interest in such Credit Party, to assure that funds invested by such holders in the Credit Parties are derived from legal sources; (ii) shall not violate any Anti-Terrorism and Anti-Money Laundering Laws, and (iii) shall take reasonable steps, consistent with industry practice for comparable organizations and in any event as required by law, to ensure that such Credit Parties are and shall be in compliance with all Anti-Terrorism and Anti-Money Laundering Laws; provided however, Sections
                                                      ----------------
(i) and (ii) of this provision shall not apply to the extent that such Person's interest is in or through an entity whose securities are traded on a national securities exchange.
(b) FINANCIAL RECORDS; INSPECTION. Each Credit Party (other than any Individual Guarantor) will: (i) maintain at its principal place of business complete and accurate books and records, and maintain all of its financial records in a manner consistent with the financial statements heretofore furnished to MLBFS, or prepared on such other basis as may be approved in writing by MLBFS; and (ii) permit MLBFS or its duly authorized representatives, upon reasonable notice and at reasonable times, to inspect its properties (both real and personal), operations, books and records.
(c) TAXES. Each Credit Party will pay when due all of its respective taxes, assessments and other governmental charges, howsoever designated, and all other liabilities and obligations, except to the extent that any such failure to file or pay will not materially and adversely affect either the liens and security interests of MLBFS hereunder or under any of the Loan Documents, the financial condition of any Credit Party or its continued operations.
(d) COMPLIANCE WITH LAWS AND AGREEMENTS. No Credit Party will violate (i) any law, regulation or other governmental requirement, any judgment or order of any court or governmental agency or authority; (ii) any agreement, instrument or document which is material to its operations or to the operation or use of any Collateral, in each case as contemplated by the Loan Documents; or (iii) any agreement, instrument or document to which it is a party or by which it is bound, if any such violation will materially and adversely affect either the liens and security interests of MLBFS hereunder or under any of the Loan Documents , the financial condition of any Credit Party, or its continued operations.
(e) NO USE OF MERRILL LYNCH NAME. No Credit Party will directly or indirectly publish, disclose or otherwise use in any advertising or promotional material, or press release or interview, the name, logo or any trademark of MLBFS, MLPF&S, Merrill Lynch and Co., Incorporated or any of their affiliates.
(f) NOTIFICATION BY CUSTOMER. Customer shall provide MLBFS with prompt written notification of: (i) any Default; (ii) any material adverse change in the business, financial condition or operations of any Credit Party; (iii) any information which indicates that any financial statements of any Credit Party fail in any material respect to present fairly the financial condition and results of operations purported to be presented in such statements; (iv) any threatened or pending litigation involving any Credit Party; (v) any casualty loss, attachment, lien, judicial process, encumbrance or claim affecting or involving $25,000 or more of any Collateral; and (vi) any change in Customer's outside accountants. Each notification by Customer pursuant hereto shall specify the event or information causing such notification, and, to the extent applicable, shall specify the steps being taken to rectify or remedy such event or information.
(g) ENTITY ORGANIZATION. Each Credit Party which is an entity will (i) remain (A) validly existing and in good standing in the state of its organization and (B) qualified to do business and in good standing in each other state where the nature of its business or the property owned by it make such qualification necessary, and (ii) maintain all governmental permits, licenses and authorizations. Customer shall give MLBFS not less than 30 days prior written notice of any change in name (including any fictitious name) or chief executive office, place of business, or as applicable, the principal residence.
(h) MERGER, CHANGE IN BUSINESS. Except upon the prior written consent of MLBFS, Customer shall not cause or permit any Credit Party to: (i) be a party to any merger or consolidation with, or purchase or otherwise acquire all or substantially all of the assets of, or any material stock, partnership, joint venture or other equity interest in, any Person, or sell, transfer or lease all or any substantial part of its assets; (ii) engage in any material business substantially different from its business in effect as of the date of application by Customer for credit from MLBFS, or cease operating any such material business; or (iii) cause or permit any other Person to assume or succeed to any material business or operations of such Credit Party.
(i) NO CHANGE IN MANAGEMENT. Customer will maintain experienced and competent professional senior management, including Dennis Sunshine, Bruce Reissman and Mitchell Binder.
(j) NO NEW PRODUCTS, SERVICES OR VENTURES. Except upon the prior written consent of MLBFS, Customer shall not directly or indirectly initiate, create, or acquire any additional or new product lines, services, business ventures, companies or divisions.
(k) NO LOANS/GUARANTEES TO ANY PARTY. Except upon the prior written consent of MLBFS, Customer shall not directly or indirectly lend any moneys to, or guaranty the debt of, any person or entity.
(l) MINIMUM LIQUIDITY The Consolidated Entities "Minimum Liquidity" shall at all times be not less than $3,000,000. For purposes hereof, "Minimum Liquidity" shall mean, as of any date of determination, the sum of (i) cash and cash equivalents of the Consolidated Entities as of such date determined in accordance with GAAP plus (ii) unused availability under any revolving credit facility made available to any Consolidated Entity by MLBFS.
(m) TOTAL FUNDED DEBT TO EBITDA. For purposes hereof, "Total Funded Debt to EBITDA Ratio" shall mean the ratio of (a) all debt for borrowed money including all outstandings (excluding unused availability) under any revolving credit facility, and including debt to MLBFS, to (b) income before interest (including payments in the nature of interest under capital leases), taxes, depreciation, amortization, and other non-cash charges; all as determined on a trailing 12-month basis as set forth in the Consolidated Entities regular quarterly financial statements prepared in accordance with GAAP; provided that, for each fiscal quarter during the fiscal year of the Consolidated Entities ending on December 31, 2008, income before interest (including payments in the nature of interest under capital leases), taxes, depreciation, amortization, and other non-cash charges shall be determined on a pro forma basis as if ICS were acquired on January 1, 2007. The Consolidated Entities Total Funded Debt to EBITDA Ratio shall not exceed the ratios set forth below opposite such period:
                                Period     Ratio
                                ------     -----
       December 31, 2007 to and including December 31, 2009     2.50:1.00
       ----------------------------------------------------     ---------
                  January 1, 2010 and thereafter     2.00:1.00
                  ------------------------------     ---------

(n) FIXED CHARGE COVERAGE. Consolidated Entities "Fixed Charge Coverage Ratio" shall at all times exceed 1.25 to 1.00. For purposes hereof, "Fixed Charge Coverage Ratio" shall mean the ratio of: (a) income before interest
(including payments in the nature of interest under capital leases), taxes, depreciation, amortization, and other similar non-cash charges, minus any internally financed capital expenditures, to (b)the sum of (i) any dividends and other distributions paid or payable to shareholders, any taxes paid in cash, and interest expense, as determined on a trailing 12-month basis, plus (ii) the aggregate principal scheduled to be paid or accrued over the next 12 month period and the aggregate rental under capital leases schedule to be paid or accrued over the next 12 month period; all as set forth in Consolidated Entities regular quarterly financial statements prepared in accordance with GAAP.
3.4  COLLATERAL
(a) PLEDGE OF COLLATERAL. To secure payment and performance of the Obligations, Customer hereby pledges, assigns, transfers and sets over to MLBFS, and grants to MLBFS first liens and security interests in and upon all of the Collateral, subject only to priorities afforded to Permitted Liens.
(b) LIENS. Except upon the prior written consent of MLBFS, Customer shall not create or permit to exist any lien, encumbrance or security interest upon or with respect to any Collateral now owned or hereafter acquired other than Permitted Liens.
(c) PERFORMANCE OF OBLIGATIONS. Customer shall perform all of its obligations owing on account of or with respect to the Collateral; it being understood that nothing herein, and no action or inaction by MLBFS, under this Loan Agreement or otherwise, shall be deemed an assumption by MLBFS of any of Customer's said obligations.
(d) SALES AND COLLECTIONS. Customer shall not sell, transfer or otherwise dispose of any Collateral, except that so long as no Event of Default shall have occurred and be continuing, Customer may in the ordinary course of its business:
(i) sell any Inventory normally held by Customer for sale, (ii) use or consume any materials and supplies normally held by Customer for use or consumption, and
(iii) collect all of its Accounts.
(e) ACCOUNT SCHEDULES. Upon the request of MLBFS, which may be made from time to time, Customer shall deliver to MLBFS, in addition to the other information required hereunder, a schedule identifying, for each Account and all Chattel Paper subject to MLBFS' security interests hereunder, each account debtor by name and address and amount, invoice or contract number and date of each invoice or contract. Customer shall furnish to MLBFS such additional information with respect to the Collateral, and amounts received by Customer as proceeds of any of the Collateral, as MLBFS may from time to time reasonably request.
(f) ALTERATIONS AND MAINTENANCE. Except upon the prior written consent of MLBFS, Customer shall not make or permit any material alterations to any tangible Collateral which might materially reduce or impair its market value or utility. Customer shall at all times (i) keep the tangible Collateral in good condition and repair, reasonable wear and tear excepted, (ii) protect the Collateral against loss, damage or destruction and (iii) pay or cause to be paid all obligations arising from the repair and maintenance of such Collateral, as well as all obligations with respect to any Location of Tangible Collateral (e.g., all obligations under any lease, mortgage or bailment agreement), except for any such obligations being contested by Customer in good faith by appropriate proceedings.
(g) LOCATION. Except for movements required in the ordinary course of Customer's business, Customer shall give MLBFS 30 days' prior written notice of the placing at or movement of any tangible Collateral to any location other than a Location of Tangible Collateral. In no event shall Customer cause or permit any material tangible Collateral to be removed from the United States without the express prior written consent of MLBFS. Customer will keep its books and records at its principal office address specified in the first paragraph of this Loan Agreement. Customer will not change the address where books and records are kept, or change its name or taxpayer identification number. Customer will place a legend acceptable to MLBFS on all Chattel Paper that is Collateral in the possession or control of Customer from time to time indicating that MLBFS has a security interest therein.
(h) INSURANCE. Customer shall insure all of the tangible Collateral under a policy or policies of physical damage insurance for the full replacement value thereof against such perils as MLBFS shall reasonably require and also providing that losses will be payable to MLBFS as its interests may appear pursuant to a lender's or mortgagee's long form loss payable endorsement and containing such other provisions as may be reasonably required by MLBFS. Customer shall further provide and maintain a policy or policies of commercial general liability insurance naming MLBFS as an additional party insured. Customer and each Business Guarantor shall maintain such other insurance as may be required by law or is customarily maintained by companies in a similar business or otherwise reasonably required by MLBFS. All such insurance policies shall provide that MLBFS will receive not less than 10 days prior written notice of any cancellation, and shall otherwise be in form and amount and with an insurer or insurers reasonably acceptable to MLBFS. Customer shall furnish MLBFS with a copy or certificate of each such policy or policies and, prior to any expiration or cancellation, each renewal or replacement thereof.
(i) EVENT OF LOSS. Customer shall at its expense promptly repair all repairable damage to any tangible Collateral. In the event that there is an Event of Loss and the affected Collateral had a value prior to such Event of Loss of $100,000.00 or more, then, on or before the first to occur of (i) 90 days after the occurrence of such Event of Loss, or (ii) 10 Business Days after the date on which either Customer or MLBFS shall receive any proceeds of insurance on account of such Event of Loss, or any underwriter of insurance on such Collateral shall advise either Customer or MLBFS that it disclaims liability in respect of such Event of Loss, Customer shall, at Customer's option, either replace the Collateral subject to such Event of Loss with comparable Collateral free of all liens other than Permitted Liens (in which event Customer shall be entitled to utilize the proceeds of insurance on account of such Event of Loss for such purpose, and may retain any excess proceeds of such insurance), or permanently prepay the Obligations by an amount equal to the actual cash value of such Collateral as determined by either the insurance company's payment (plus any applicable deductible) or, in absence of insurance company payment, as reasonably determined by MLBFS; it being further understood that any such permanent prepayment shall cause an immediate permanent reduction in the Loan in the amount of such prepayment and shall not reduce the amount of any future reductions in the Loan that may be required hereunder. Notwithstanding the foregoing, if at the time of occurrence of such Event of Loss or any time thereafter prior to replacement or line reduction, as aforesaid, an Event of Default shall have occurred and be continuing hereunder, then MLBFS may at its sole option, exercisable at any time while such Event of Default shall be continuing, require Customer to either replace such Collateral or prepay the Obligations, as aforesaid.
(j) NOTICE OF CERTAIN EVENTS. Customer shall give MLBFS immediate notice of any attachment, lien, judicial process, encumbrance or claim affecting or involving $100,000.00 or more of the Collateral.
(k) INDEMNIFICATION. Customer shall indemnify, defend and save MLBFS harmless from and against any and all claims, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) of any nature whatsoever which may be asserted against or incurred by MLBFS arising out of or in any manner occasioned by (i) the ownership, collection, possession, use or operation of any Collateral, or (ii) any failure by Customer to perform any of its obligations hereunder; excluding, however, from said indemnity any such claims, liabilities, etc. arising directly out of the willful wrongful act or active gross negligence of MLBFS. This indemnity shall survive the expiration or termination of this Loan Agreement as to all matters arising or accruing prior to such expiration or termination.
3.5  EVENTS  OF  DEFAULT
The occurrence of any of the following events shall constitute an "Event of Default" under this Loan Agreement:
(a) ANTI-TERRORISM, EMBARGO, SANCTIONS AND ANTI-MONEY LAUNDERING LAWS. (i) Any Credit Party (a) becomes under investigation by any governmental authority for any violation of any Anti-Terrorism and Anti-Money Laundering Laws, (b) is assessed civil penalties under any Anti-Terrorism and Anti-Money Laundering Laws, (c) has any of its funds seized or forfeited in an action under any Anti-Terrorism and Anti-Money Laundering Laws, or (d) is identified as a Person with whom a citizen of the United States is prohibited to engage in transactions by any Anti-Terrorism and Anti-Money Laundering Laws; (ii) any representation or warranty made by any Credit Party in this Loan Agreement or any of the other Loan Documents with respect to any Anti-Terrorism and Anti-Money Laundering Laws shall at any time prove to have been incorrect when made or (ii) any Credit Party shall default in the performance or observance of any covenant or agreement related to any Anti-Terrorism and Anti-Money Laundering Laws contained in any of the Loan Documents.
(b) FAILURE TO PAY. Customer shall fail to pay when due any amount owing by Customer to MLBFS under the Note or this Loan Agreement, or shall fail to pay when due any other Obligations, and any such failure shall continue for more than five (5) Business Days after written notice thereof shall have been given by MLBFS to Customer.
(c) FAILURE TO PERFORM. Any Credit Party shall default in the performance or observance of any covenant or agreement on its part to be performed or observed under this Loan Agreement, the Note or any of the other Loan Documents (not constituting an Event of Default under any other clause of this Section), and such default shall continue unremedied for ten (10) Business Days (i) after written notice thereof shall have been given by MLBFS to Customer, or (ii) from Customer's receipt of any notice or knowledge of such default from any other source.
(d) BREACH OF WARRANTY. Any representation or warranty made by any Credit Party contained in this Loan Agreement, the Note or any of the other Loan Documents shall at any time prove to have been incorrect in any material respect when made.
(e) DEFAULT UNDER OTHER ML AGREEMENT. A default or event of default by any Credit Party shall occur under the terms of any other agreement, instrument or document with or intended for the benefit of MLBFS, MLPF&S or any of their affiliates, and any required notice shall have been given and required passage of time shall have elapsed.
(f)     BANKRUPTCY EVENT. Any Bankruptcy Event shall occur.
(g) MATERIAL IMPAIRMENT. Any event shall occur which shall reasonably cause MLBFS to in good faith believe that the prospect of full payment or performance by the Credit Parties of any of their respective liabilities or obligations under this Loan Agreement, the Note or any of the other Loan Documents or such Guarantor is a party has been materially impaired. The existence of such a material impairment shall be determined in a manner consistent with the intent of Section 1-208 of the UCC.
(h) DEFAULT UNDER OTHER AGREEMENTS. Any event shall occur which results in any default of any material agreement involving any Credit Party or any agreement evidencing any indebtedness of any Credit Party of $100,000.00 or more.
(i) COLLATERAL IMPAIRMENT. The loss, theft or destruction of any Collateral, the occurrence of any material deterioration or impairment of any Collateral or any material decline or depreciation in the value or market price thereof (whether actual or reasonably anticipated), which causes any Collateral, in the sole opinion of MLBFS, to become unsatisfactory as to value or character, or any levy, attachment, seizure or confiscation of the Collateral which is not released within ten (10) Business Days.
(j) CONTESTED OBLIGATION. (i) Any of the Loan Documents shall for any reason cease to be, or are asserted by any Credit Party not to be a legal, valid and binding obligations of any Credit Party, enforceable in accordance with their terms; or (ii) the validity, perfection or priority of MLBFS' first lien and security interest on any of the Collateral is contested by any Person; or (iii) any Credit Party shall or shall attempt to repudiate, revoke, contest or dispute, in whole or in part, such Credit Party's obligations under any Loan Document.
(k) JUDGMENTS. A judgment shall be entered against any Credit Party in excess of $25,000 and the judgment is not paid in full and discharged, or stayed and bonded to the satisfaction of MLBFS.
(l) CHANGE IN CONTROL/CHANGE IN MANAGEMENT. (i) Any direct or indirect sale, conveyance, assignment or other transfer of or grant of a security interest in any ownership interest of any Credit Party which results, or if any rights related thereto were exercised would result, in any change in the identity of the individuals or entities previously in control of any Credit Party; or (ii) the owner(s) of the controlling equity interest of any Credit Party on the date hereof shall cease to own and control such Credit Party; or (iii) the Person (or a replacement who is satisfactory to MLBFS in its sole discretion) who is the chief executive officer or holds such similar position, or any senior manager of such Credit Party on the date hereof shall for any reason cease to be the chief executive officer or senior manager of the Customer.
(m) WITHDRAWAL, DEATH, ETC. The incapacity, death, withdrawal, dissolution, or the filing for dissolution of: (i) any Credit Party; or (ii) any controlling shareholder, partner, or member of any Credit Party.
3.6  REMEDIES

(a) REMEDIES UPON DEFAULT. Upon the occurrence and during the continuance of any Event of Default, MLBFS may at its sole option do any one or more or all of the following, at such time and in such order as MLBFS may in its sole discretion choose:

(i) TERMINATION. MLBFS may without notice terminate its obligation to extend any credit to or for the benefit of Customer (it being understood, however, that upon the occurrence of any Bankruptcy Event all such obligations shall automatically terminate without any action on the part of MLBFS).

(ii) ACCELERATION. MLBFS may declare the principal of and interest and any premium on the Note, and all other Obligations to be forthwith due and payable, whereupon all such amounts shall be immediately due and payable, without presentment, demand for payment, protest and notice of protest, notice of dishonor, notice of acceleration, notice of intent to accelerate or other notice or formality of any kind, all of which are hereby expressly waived; provided, however, that upon the occurrence of any Bankruptcy Event all such principal, interest, premium and other Obligations shall automatically become due and payable without any action on the part of MLBFS.

(iii) EXERCISE OTHER RIGHTS. MLBFS may exercise any or all of the remedies of a secured party under applicable law and in equity, including, but not limited to, the UCC, and any or all of its other rights and remedies under the Loan Documents.

(iv) POSSESSION. MLBFS may require Customer to make the Collateral and the records pertaining to the Collateral available to MLBFS at a place designated by MLBFS which is reasonably convenient to Customer, or may take possession of the Collateral and the records pertaining to the Collateral without the use of any judicial process and without any prior notice to Customer.

(v) SALE. MLBFS may sell any or all of the Collateral at public or private sale upon such terms and conditions as MLBFS may reasonably deem proper, whether for cash, on credit, or for future delivery, in bulk or in lots. MLBFS may purchase any Collateral at any such sale free of Customer's right of redemption, if any, which Customer expressly waives to the extent not prohibited by applicable law. The net proceeds of any such public or private sale and all other amounts actually collected or received by MLBFS pursuant hereto, after deducting all costs and expenses incurred at any time in the collection of the Obligations and in the protection, collection and sale of the Collateral, will be applied to the payment of the Obligations, with any remaining proceeds paid to Customer or whoever else may be entitled thereto, and with Customer and each Guarantor remaining jointly and severally liable for any amount remaining unpaid after such application.

(vi) DELIVERY OF CASH, CHECKS, ETC. MLBFS may require Customer to forthwith upon receipt, transmit and deliver to MLBFS in the form received, all cash, checks, drafts and other instruments for the payment of money (properly endorsed, where required, so that such items may be collected by MLBFS) which may be received by Customer at any time in full or partial payment of any Collateral, and require that Customer not commingle any such items which may be so received by Customer with any other of its funds or property but instead hold them separate and apart and in trust for MLBFS until delivery is made to MLBFS.

(vii) NOTIFICATION OF ACCOUNT DEBTORS. MLBFS may notify any account debtor that its Account or Chattel Paper has been assigned to MLBFS and direct such account debtor to make payment directly to MLBFS of all amounts due or becoming due with respect to such Account or Chattel Paper; and MLBFS may enforce payment and collect, by legal proceedings or otherwise, such Account or Chattel Paper.

(viii) CONTROL OF COLLATERAL. MLBFS may otherwise take control in any lawful manner of any cash or non-cash items of payment or proceeds of Collateral and of any rejected, returned, stopped in transit or repossessed goods included in the Collateral and endorse Customer's name on any item of payment on or proceeds of the Collateral.

(b) SET-OFF. MLBFS shall have the further right upon the occurrence and during the continuance of an Event of Default to set-off, appropriate and apply toward payment of any of the Obligations, in such order of application as MLBFS may from time to time and at any time elect, any cash, credit, deposits, accounts, financial assets, investment property, securities and any other property of Customer which is in transit to or in the possession, custody or control of MLBFS, MLPF&S or any agent, bailee, or affiliate of MLBFS or MLPF&S. Customer hereby collaterally assigns and grants to MLBFS a continuing security interest in all such property as Collateral and as additional security for the Obligations. Upon the occurrence and during the continuance of an Event of Default, MLBFS shall have all rights in such property available to collateral assignees and secured parties under all applicable laws, including, without limitation, the UCC.
(c) POWER OF ATTORNEY. Effective upon the occurrence and during the continuance of an Event of Default, Customer hereby irrevocably appoints MLBFS as its attorney-in-fact, with full power of substitution, in its place and stead and in its name or in the name of MLBFS, to from time to time in MLBFS' sole discretion take any action and to execute any instrument which MLBFS may deem necessary or advisable to accomplish the purposes of this Loan Agreement and the other Loan Documents, including, but not limited to, to receive, endorse and collect all checks, drafts and other instruments for the payment of money made payable to Customer included in the Collateral. The powers of attorney granted to MLBFS in this Loan Agreement are coupled with an interest and are irrevocable until the Obligations have been indefeasibly paid in full and fully satisfied and all obligations of MLBFS under this Loan Agreement have been terminated.

(d) REMEDIES ARE SEVERABLE AND CUMULATIVE. All rights and remedies of MLBFS herein are severable and cumulative and in addition to all other rights and remedies available in the Note, the other Loan Documents, at law or in equity, and any one or more of such rights and remedies may be exercised simultaneously or successively.

(e) NO MARSHALLING. MLBFS shall be under no duty or obligation to (i) preserve, protect or marshall the Collateral; (ii) preserve or protect the rights of any Credit Party or any other Person claiming an interest in the Collateral; (iii) realize upon the Collateral in any particular order or manner, (iv) seek repayment of any Obligations from any particular source; (v) proceed or not proceed against any Credit Party pursuant to any guaranty or security agreement or against any Credit Party under the Loan Documents, with or without also realizing on the Collateral; (vi) permit any substitution or exchange of all or any part of the Collateral; or (vii) release any part of the Collateral from the Loan Agreement or any of the other Loan Documents, whether or not such substitution or release would leave MLBFS adequately secured.

(f) NOTICES. To the fullest extent permitted by applicable law, Customer hereby irrevocably waives and releases MLBFS of and from any and all liabilities and penalties for failure of MLBFS to comply with any statutory or other requirement imposed upon MLBFS relating to notices of sale, holding of sale or reporting of any sale, and Customer waives all rights of redemption or reinstatement from any such sale. Any notices required under applicable law shall be reasonably and properly given to Customer if given by any of the methods provided herein at least 5 Business Days prior to taking action. MLBFS shall have the right to postpone or adjourn any sale or other disposition of Collateral at any time without giving notice of any such postponed or adjourned date. In the event MLBFS seeks to take possession of any or all of the Collateral by court process, Customer further irrevocably waives to the fullest extent permitted by law any bonds and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession, and any demand for possession prior to the commencement of any suit or action.

3.7  MISCELLANEOUS

(a) NON-WAIVER. No failure or delay on the part of MLBFS in exercising any right, power or remedy pursuant to this Loan Agreement, the Note or any of the other Loan Documents shall operate as a waiver thereof, and no single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. Neither any waiver of any provision of this Loan Agreement, the Note or any of the other Loan Documents, nor any consent to any departure by Customer therefrom, shall be effective unless the same shall be in writing and signed by MLBFS. Any waiver of any provision of this Loan Agreement, the Note or any of the other Loan Documents and any consent to any departure by Customer from the terms of this Loan Agreement, the Note or any of the other Loan Documents shall be effective only in the specific instance and for the specific purpose for which given. Except as otherwise expressly provided herein, no notice to or demand on Customer shall in any case entitle Customer to any other or further notice or demand in similar or other circumstances.
(b) DISCLOSURE. Customer hereby irrevocably authorizes MLBFS and each of its affiliates, including without limitation MLPF&S, to at any time (whether or not an Event of Default shall have occurred) obtain from and disclose to each other, and to any third party in connection with Section 3.7 (h) herein, any and all financial and other information about Customer. Customer further irrevocably authorizes MLBFS to contact, investigate, inquire and obtain consumer reports, references and other information on Customer from consumer reporting agencies and other credit reporting services, former or current creditors, and other persons and sources (including, without limitation, any Affiliate of MLBFS) and to provide to any references, consumer reporting agencies, credit reporting services, creditors and other persons and sources (including, without limitation, Affiliates of MLBFS) all financial, credit and other information obtained by MLBFS relating to the Customer.
(c) COMMUNICATIONS. Delivery of an agreement, instrument or other document may, at the discretion of MLBFS, be by electronic transmission. Except as required by law or otherwise provided herein or in a writing executed by the party to be bound, all notices demands, requests, accountings, listings, statements, advices or other communications to be given under the Loan Documents shall be in writing, and shall be served either personally, by deposit with a reputable overnight courier with charges prepaid, or by deposit in the United States mail by certified mail return receipt required. Notices may be addressed to Customer as set forth at its address shown in the preamble hereto, or to any office to which billing or account statements are sent; to MLBFS at its address shown in the preamble hereto, or at such other address designated in writing by MLBFS. Any such communication shall be deemed to have been given upon, in the case of personal delivery the date of delivery, one Business Day after deposit with an overnight courier, two (2) Business Days after deposit in the United States by certified mail (return receipt required), or receipt of electronic transmission (which shall be presumed to be three hours after the time of transmission unless an error message is received by the sender), except that any notice of change of address shall not be effective until actually received.
(d) FEES, EXPENSES AND TAXES. Customer shall upon demand pay or reimburse MLBFS for: (i) all UCC, real property or other filing, recording and search fees and expenses incurred by MLBFS in connection with the verification, perfection or preservation of MLBFS' rights hereunder or in any Collateral or any other collateral for the Obligations; (ii) any and all stamp, transfer, mortgage, intangible, document, filing, recording and other taxes and fees payable or determined to be payable in connection with the borrowings hereunder or the execution, delivery, filing and/or recording of the Loan Documents and any other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith; and (iii) all fees and out-of-pocket expenses (including attorneys' fees and legal expenses) incurred by MLBFS in connection with the preparation, execution, administration, collection, enforcement, protection, waiver or amendment of this Loan Agreement, or under any of the other Loan Documents and such other instruments or documents, and the rights and remedies of MLBFS thereunder and all other matters in connection therewith. The obligations of Customer under this paragraph shall survive the expiration or termination of this Loan Agreement and the discharge of the other Obligations.
(e) RIGHT TO PERFORM OBLIGATIONS. If Customer shall fail to do any act or thing which it has covenanted to do under this Loan Agreement or any of the Loan Documents, or any representation or warranty on the part of Customer contained in this Loan Agreement or any of the Loan Documents shall be breached, MLBFS may, in its sole discretion, after 5 Business Days written notice is sent to Customer (or such lesser notice, including no notice, as is reasonable under the circumstances), do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose. Any and all reasonable amounts so expended by MLBFS shall be repayable to MLBFS by Customer upon demand, with interest at the "Interest Rate" (as that item is defined in the Note) during the period from and including the date funds are so expended by MLBFS to the date of repayment, and all such amounts shall be additional Obligations. The payment or performance by MLBFS of any of Customer's obligations hereunder shall not relieve Customer of said obligations or of the consequences of having failed to pay or perform the same, and shall not waive or be deemed a cure of any Default.
(f) LATE CHARGE. Any payment required to be made by Customer pursuant to this Loan Agreement or any of the Loan Documents not paid within ten (10) days of the applicable due date shall be subject to a late charge in an amount equal to the lesser of: (i) 5% of the overdue amount, or (ii) the maximum amount permitted by applicable law. Such late charge shall be payable on demand.
(g) FURTHER ASSURANCES. Customer agrees to do such further acts and things and to execute and deliver to MLBFS such additional agreements, instruments and documents as MLBFS may reasonably require or deem advisable to effectuate the purposes of this Loan Agreement, the Note or any of the other Loan Documents, or to establish, perfect and maintain MLBFS' security interests and liens upon the Collateral, including, but not limited to: (i) executing financing statements or amendments thereto when and as reasonably requested by MLBFS; and (ii) if in the reasonable judgment of MLBFS it is required by local law, causing the owners and/or mortgagees of the real property on which any Collateral may be located to execute and deliver to MLBFS waivers or subordinations reasonably satisfactory to MLBFS with respect to any rights in such Collateral.
(h) BINDING EFFECT. This Loan Agreement, the Note and the other Loan Documents shall be binding upon, and shall inure to the benefit of MLBFS, Customer and their respective successors and assigns. MLBFS reserves the right, at any time while the Obligations remain outstanding, to sell, assign, syndicate or otherwise transfer or dispose of any or all of MLBFS' rights and interests under the Loan Documents. MLBFS also reserves the right at any time to pool the Loan with one or more other loans originated by MLBFS or any other Person, and to securitize or offer interests in such pool on whatever terms and conditions MLBFS shall determine. Customer consents to MLBFS releasing financial and other information regarding Credit Parties, the Collateral and the Loan in connection with any such sale, pooling, securitization or other offering. Customer shall not assign any of its rights or delegate any of its obligations under this Loan Agreement, the Note or any of the other Loan Documents without the prior written consent of MLBFS. Unless otherwise expressly agreed to in a writing signed by MLBFS, no such consent shall in any event relieve Customer of any of its obligations under this Loan Agreement, the Note or any of the other Loan Documents.
(i) INTERPRETATION; CONSTRUCTION. (i) Captions and section and paragraph headings in this Loan Agreement are inserted only as a matter of convenience, and shall not affect the interpretation hereof; (ii) no provision of this Loan Agreement shall be construed against a particular Person or in favor of another Person merely because of which Person (or its representative) drafted or supplied the wording for such provision; and (iii) where the context requires:
(a) use of the singular or plural incorporates the other, and (b) pronouns and modifiers in the masculine, feminine or neuter gender shall be deemed to refer to or include the other genders.
(j) GOVERNING LAW. This Loan Agreement, the Note and, unless otherwise expressly provided therein, each of the other Loan Documents, shall be governed in all respects by the laws of the State of Illinois, not including its conflict of law provisions.
(k) SEVERABILITY OF PROVISIONS. Whenever possible, each provision of this Loan Agreement, the Note and the other Loan Documents shall be interpreted in such manner as to be effective and valid under applicable law. Any provision of this Loan Agreement, the Note or any of the other Loan Documents which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Loan Agreement, the Note and the other Loan Documents or affecting the validity or enforceability of such provision in any other jurisdiction.
(l) TERM. This Loan Agreement shall become effective when accepted by MLBFS at its office in Chicago, Illinois, and subject to the terms hereof, shall continue in effect so long thereafter as there shall be any moneys owing hereunder or under the Note, or there shall be any other Obligations outstanding. Customer hereby waives notice of acceptance of this Loan Agreement by MLBFS.
(m) EXHIBITS. The exhibits to this Loan Agreement are hereby incorporated and made a part hereof and are an integ-ral part of this Loan Agreement.
(n) COUNTERPARTS. This Loan Agreement may be executed in one or more counterparts which, when taken together, constitute one and the same agreement.
(o) JURISDICTION; WAIVER. CUSTOMER ACKNOWLEDGES THAT THIS LOAN AGREEMENT IS BEING ACCEPTED BY MLBFS IN PARTIAL CONSIDERATION OF MLBFS' RIGHT AND OPTION, IN ITS SOLE DISCRETION, TO ENFORCE THE LOAN DOCUMENTS IN EITHER THE STATE OF ILLINOIS OR IN ANY OTHER JURISDICTION WHERE CUSTOMER OR ANY COLLATERAL MAY BE LOCATED. CUSTOMER IRREVOCABLY SUBMITS ITSELF TO JURISDICTION IN THE STATE OF ILLINOIS AND VENUE IN ANY STATE OR FEDERAL COURT IN THE COUNTY OF COOK FOR SUCH PURPOSES, AND CUSTOMER WAIVES ANY AND ALL RIGHTS TO CONTEST SAID JURISDICTION AND VENUE AND THE CONVENIENCE OF ANY SUCH FORUM, AND ANY AND ALL RIGHTS TO
REMOVE  SUCH  ACTION  FROM  STATE  TO FEDERAL COURT. CUSTOMER FURTHER WAIVES ANY
RIGHTS  TO  COMMENCE  ANY ACTION AGAINST MLBFS IN ANY JURISDICTION EXCEPT IN THE
COUNTY OF COOK AND STATE OF ILLINOIS. CUSTOMER AGREES THAT ALL SUCH SERVICE OF PROCESS SHALL BE MADE BY MAIL OR MESSENGER DIRECTED TO IT IN THE SAME MANNER AS PROVIDED FOR NOTICES TO CUSTOMER IN THIS LOAN AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR THREE (3) DAYS AFTER THE SAME SHALL HAVE BEEN POSTED TO CUSTOMER OR CUSTOMER'S AGENT. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF MLBFS TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF MLBFS TO BRING ANY ACTION OR PROCEEDING AGAINST CUSTOMER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION. CUSTOMER WAIVES, TO THE EXTENT PERMITTED BY LAW, ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF MLBFS. CUSTOMER FURTHER WAIVES THE RIGHT TO BRING ANY NON-COMPULSORY COUNTERCLAIMS.
(p) JURY WAIVER. MLBFS AND CUSTOMER HEREBY EACH EXPRESSLY WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES AGAINST THE OTHER PARTY WITH RESPECT TO ANY MATTER RELATING TO, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE LOAN, THE OBLIGATIONS, THIS LOAN AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS AND/OR ANY OF THE TRANSACTIONS WHICH ARE THE SUBJECT MATTER OF THIS LOAN AGREEMENT.
(q) INTEGRATION. THIS LOAN AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, CONSTITUTES THE ENTIRE UNDERSTANDING AND REPRESENTS THE FULL AND FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR WRITTEN AGREEMENTS OR PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO
UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. WITHOUT LIMITING THE FOREGOING, CUSTOMER ACKNOWLEDGES THAT: (I) NO PROMISE OR COMMITMENT HAS BEEN MADE TO IT BY MLBFS, MLPF&S OR ANY OF THEIR RESPECTIVE EMPLOYEES, AGENTS OR REPRESENTATIVES TO MAKE ANY LOAN ON ANY TERMS OTHER THAN AS EXPRESSLY SET FORTH HEREIN, OR TO MAKE ANY OTHER LOAN OR OTHERWISE EXTEND ANY OTHER CREDIT TO CUSTOMER OR ANY OTHER PARTY; AND (II) EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, THIS LOAN AGREEMENT SUPERSEDES AND REPLACES ANY AND ALL PROPOSALS, LETTERS OF INTENT AND APPROVAL AND COMMITMENT LETTERS FROM MLBFS TO CUSTOMER, NONE OF WHICH SHALL BE CONSIDERED A LOAN DOCUMENT. NO AMENDMENT OR MODIFICATION OF ANY OF THE LOAN DOCUMENTS TO WHICH CUSTOMER IS A PARTY SHALL BE EFFECTIVE UNLESS IN A WRITING SIGNED BY BOTH MLBFS AND CUSTOMER.
(r) SURVIVAL. All representations, warranties, agreements and covenants contained in the Loan Documents shall survive the signing and delivery of the Loan Documents, and all of the waivers made and indemnification obligations undertaken by Customer shall survive the termination, discharge or cancellation of the Loan Documents.
(s)     CUSTOMER'S  ACKNOWLEDGMENTS.  The  Customer  acknowledges  that  the
Customer: (i) has had ample opportunity to consult with counsel and such other parties as deemed advisable prior to signing and delivering this Loan Agreement and the other Loan Documents; (ii) understands the provisions of this Loan Agreement and the other Loan Documents, including all waivers contained therein; and (iii) signs and delivers this Loan Agreement and the other Loan Documents freely and voluntarily, without duress or coercion.
THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS ARE EXECUTED UNDER SEAL AND ARE INTENDED TO TAKE EFFECT AS SEALED INSTRUMENTS.
IN WITNESS WHEREOF, this Loan Agreement has been executed as of the day and year first above written.

ORBIT INTERNATIONAL CORP.


By:
     Signature (1)     Signature (2)


     Printed Name     Printed Name


     Title     Title


Accepted at Chicago, Illinois:
MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.


By:

                                    EXHIBIT A
ATTACHED TO AND HEREBY MADE A PART OF TERM LOAN AND SECURITY AGREEMENT DATED AS OF DECEMBER 19, 2007 BETWEEN MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC. AND ORBIT INTERNATIONAL CORP.


ADDITIONAL LOCATIONS OF TANGIBLE COLLATERAL:

                               [GRAPHIC OMITED]



                               [GRAPHIC OMITED]


$4,500,000.00     December 19, 2007

                           COLLATERAL INSTALLMENT NOTE

FOR VALUE RECEIVED, ORBIT INTERNATIONAL CORP., a corporation organized and existing under the laws of the State of Delaware ("Customer") hereby promises to pay to the order of MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC., a corporation organized and existing under the laws of the State of Delaware ("MLBFS"), in lawful money of the United States, the principal sum of Four Million Five Hundred Thousand And 00/100 Dollars ($4,500,000.00), or if more or less, the aggregate amount advanced by MLBFS to Customer pursuant to the Loan Agreement (the "Loan Amount"); together with interest on the unpaid balance of the Loan Amount, from the Closing Date until payment, at the Interest Rate, as follows:

1.  DEFINITIONS.

(a) In addition to terms defined elsewhere in this Note, as used herein, the following terms shall have the following meanings:

(i)     "Closing  Date"  shall  mean the date of advancement of funds hereunder.
(ii) "Excess Interest" shall mean any amount or rate of interest (including the Default Rate and, to the extent that they may be deemed to constitute interest, any prepayment fees, late charges and other fees and charges) payable, charged or received in connection with any of the Loan Documents which exceeds the maximum amount or rate of interest permitted under applicable law.
(iii) "Interest Rate" shall mean a variable per annum rate of interest equal to the sum of the Applicable Margin, plus the One-Month LIBOR. "One-Month LIBOR" shall mean, as of the date of any determination, the interest rate then most recently published in the "Money Rates" section of The Wall Street Journal as the one-month London Interbank Offered Rate (or if more than one such rate is published, the highest of such rates). The Interest Rate will change as of the date of publication in The Wall Street Journal of a One-Month LIBOR that is different from that published on the preceding Business Day. In the event that The Wall Street Journal shall, for any reason, fail or cease to publish the One-Month LIBOR, MLBFS will choose a reasonably comparable index or source to use as the basis for the Interest Rate.
(iv) "Loan Agreement" shall mean that certain TERM LOAN AND SECURITY AGREEMENT dated as of the date hereof between Customer and MLBFS, as the same may have been or may hereafter be amended or supplemented.
(v)      "Note"  shall  mean  this  COLLATERAL  INSTALLMENT  NOTE.
(b) Capitalized terms used herein and not defined herein shall have the meaning set forth in the Loan Agreement. Without limiting the foregoing, the terms "Loan Documents", "Bankruptcy Event" and "Event of Default" shall have the respective meanings set forth in the Loan Agreement.
2. PAYMENT AND OTHER TERMS. Customer shall pay the indebtedness under this Note on December 31, 2007 provided that if the Escrow Conditions have been met prior to or on December 31, 2007 then Customer shall pay the indebtedness in 60 consecutive monthly installments commencing on the first day of the second calendar month following the Closing Date and continuing on the first day of each calendar month thereafter until this Note shall be paid in full. The first 59 such installments shall each be in an amount equal to the sum of (i) accrued interest, and (ii) 1/84th of the Loan Amount (with the first such installment including interest accrued from the date of funding), and the 60th installment shall be a balloon in an amount equal to the sum of all accrued interest hereunder, the then unpaid principal balance hereof and all other sums then payable hereunder.

Each payment received hereunder shall be applied first to any fees and expenses of MLBFS payable by Customer under the terms of the Loan Agreement (including, without limitation, late charges), next to accrued interest at the Interest Rate, with the balance applied on account of the unpaid principal hereof, or in such other manner as the holder hereof may hereinafter determine from time to time for the allocation of such payments thereof. Any part of the principal hereof or interest hereon or other sums payable hereunder or under the Loan
Agreement not paid within ten (10) days of the applicable due date shall be subject to a late charge equal to the lesser of (i) 5% of the overdue amount, or
(ii) the maximum amount permitted by law. All interest shall accrue daily on the outstanding balance and be computed on the basis of actual days elapsed over a 360-day year. All sums payable hereunder shall be payable at 2356 Collections Center Drive, Chicago, Illinois 60693, or at such other place or places as the holder hereof may from time to time appoint in writing.

Customer may prepay this Note at any time in whole or in part without premium or penalty. Any partial prepayment shall be applied to installments of the Loan Amount in inverse order of maturity.

This Note is the Collateral Installment Note referred to in, and is entitled to all of the benefits of the Loan Agreement and any Loan Documents. If Customer shall fail to pay when due any installment or other sum due hereunder, and any such failure shall continue for more than five (5) Business Days after written notice thereof shall have been given by the holder hereof to Customer, or if any other Event of Default shall have occurred and be continuing, then at the option of the holder hereof (or, upon the occurrence of any Bankruptcy Event, automatically, without any action on the part of the holder hereof), and in addition to all other rights and remedies available to such holder under the Loan Agreement, any Loan Documents, and otherwise, the entire Loan Amount at such time remaining unpaid, together with accrued interest thereon and all other sums then owing by Customer under the Loan Agreement, may be declared to be and thereby become immediately due and payable.

It is expressly understood, however, that nothing contained in the Loan Agreement, any other agreement, instrument or document executed by Customer, or otherwise, shall affect or impair the right, which is unconditional and absolute, of the holder hereof to enforce payment of all sums due under this Note at or after maturity, whether by acceleration or otherwise, or shall affect the obligation of Customer, which is also unconditional and absolute, to pay the sums payable under this Note in accordance with its terms. Except as otherwise expressly set forth herein or in the Loan Agreement, Customer hereby waives presentment, demand for payment, protest and notice of protest, notice of dishonor, notice of acceleration, notice of intent to accelerate and all other notices and formalities in connection with this Note.

Wherever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Note. Notwithstanding any provision to the contrary in this Note, the Loan Agreement or any of the Loan Documents, no provision of this Note, the Loan Agreement or any of the Loan Documents shall require the payment or permit the collection of Excess Interest. If any Excess Interest is provided for, or is adjudicated as being provided for, in this Note, the Loan Agreement or any of the Loan Documents, then: (a) Customer shall not be obligated to pay any Excess Interest; and (b) any Excess Interest that MLBFS may have received under any of the Loan Documents shall, at the option of MLBFS, either be applied as a credit against the then unpaid principal balance of this Note, or accrued interest hereon (not to exceed the maximum amount permitted by law), or refunded to the Customer.

Upon the occurrence and during the continuance of any Default, but without limiting the rights and remedies otherwise available to MLBFS hereunder or waiving such Default, the interest payable by Customer hereunder shall at the option of MLBFS accrue and be payable at the Default Rate. The Default Rate, once implemented, shall continue to apply to the Obligations under this Note, the Loan Agreement or any of the Loan Documents and be payable by Customer until the date MLBFS gives written notice (which shall not be unreasonably delayed or withheld) that such Default has been cured to the satisfaction of MLBFS.

This Note shall be construed in accordance with the laws of the State of Illinois and may be enforced by the holder hereof in any jurisdiction in which the Loan Agreement may be enforced.

IN WITNESS WHEREOF, this Note has been executed by Customer as of the day and year first above written.

ORBIT INTERNATIONAL CORP.


By:
     Signature (1)     Signature (2)


     Printed Name     Printed Name


     Title     Title